EXHIBIT 99.1
For More Information:
Investor contact: Aaron Pearce 414-438-6895
Media contact: Carole Herbstreit 414-438-6882
Brady Corporation reports fiscal 2011 second quarter results
MILWAUKEE (February 18, 2011)—Brady Corporation (NYSE: BRC), a world leader in identification solutions, today reported financial results for its fiscal 2011 second quarter ended January 31, 2011.
Second-quarter results:
Sales for the fiscal 2011 second quarter were up 11.2 percent to $329.0 million compared to $295.8 million in the second quarter of fiscal 2010. Organic sales growth was 9.8 percent, acquisitions, net of divestitures contributed 1.8 percent to sales, and the impact of foreign currency translation decreased sales by 0.4 percent. By segment, organic sales increased 9.7 percent in the Americas, 12.4 percent in Europe and 6.9 percent in the Asia-Pacific region.
Net income in the fiscal 2011 second quarter was up 61.3 percent to $24.2 million compared to $15.0 million in the same quarter last year. Excluding $1.5 million of after-tax restructuring charges in the second quarter of fiscal 2011 and $2.6 million of after-tax restructuring charges in the same quarter last year, net income was up 46.0 percent to $25.7 million compared to $17.6 million in the same quarter last year.
Earnings per diluted Class A Common Share were up 64.3 percent to $0.46 in the second quarter of fiscal 2011 compared to $0.28 in the second quarter of fiscal 2010. Excluding after-tax restructuring charges, earnings per diluted Class A Common Share increased 45.5 percent to $0.48 in the second quarter of fiscal 2011 compared to $0.33 per share in the same quarter of fiscal 2010.
Six-month results:
Sales for the six-month period ended January 31, 2011 were up 7.2 percent to $658.6 million compared to $614.3 million in the same period last year.
Net income for the six months ended January 31, 2011 was up 37.7 percent to $50.5 million compared to $36.7 million in the same period in fiscal 2010. Excluding $4.2 million of after-tax restructuring charges in the six-month period ended January 31, 2011 and $5.2 million of after-tax restructuring charges in the same period last year, net income was up 30.4 percent to $54.6 million compared to $41.9 million in the same period last year.
Earnings per diluted Class A Common Share were up 37.7 percent to $0.95 for the six-month period ended January 31, 2011 compared to $0.69 in the same period of fiscal 2010. Excluding after-tax restructuring charges, earnings per diluted Class A Common Share increased 30.4 percent to $1.03 for the six-month period ended January 31, 2011 compared to $0.79 per share in the same period of fiscal 2010.

Commentary and Guidance:
“We are pleased to see strong organic sales growth in all our regions, and are encouraged by the substantial growth in earnings resulting from the increased organic sales and our on-going focus on improving profitability,” said Frank M. Jaehnert, Brady’s President and Chief Executive Officer.
“Cash generation remains a highlight for Brady as we delivered $41.4 million of cash flow from operating activities in the quarter, resulting in an increase in our cash balance to $362.3 million at January 31, 2011. Our strong cash position along with our untapped $200 million line of credit provides us with adequate flexibility to take advantage of future growth opportunities,” said Brady Chief Financial Officer Thomas J. Felmer. “As a result of our strong second quarter earnings, we are increasing our full year fiscal 2011 guidance range for earnings per diluted Class A Common share from between $2.05 and $2.25 to between $2.15 and $2.35, excluding pre-tax restructuring charges of $7 to $10 million, or $0.10 to $0.14 per share. We also expect mid-single digit organic sales growth for the balance of fiscal 2011 as sales comparisons become more challenging in the second half of fiscal 2011. Our guidance reflects all cost savings we expect to realize this year from restructuring activities as well as from our Brady Business Performance System initiatives for operational improvements.”
A webcast regarding fiscal 2011 second quarter results will be available at www.investor.bradycorp.com beginning at 9:30 a.m. Central Standard Time today.
Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has millions of customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and employs approximately 6,600 people at operations in the Americas, Europe and Asia-Pacific. Brady’s fiscal 2010 sales were approximately $1.26 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.
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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; fluctuations in currency rates versus the US dollar; unforeseen tax consequences; potential write-offs of Brady’s substantial intangible assets; Brady’s ability to retain significant contracts and customers; risks associated with international operations; Brady’s ability to maintain compliance with its debt covenants; technology changes; business interruptions due to implementing business systems; environmental, health and safety compliance costs and liabilities; future competition; interruptions to sources of supply; Brady’s ability to realize cost savings from operating initiatives; difficulties associated with exports; risks associated with restructuring plans; risks associated with obtaining governmental approvals and maintaining regulatory compliance; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2010. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands)

	(Unaudited)
	Three Months Ended January 31,			Six Months Ended January 31,
			Percentage			Percentage
	2011	2010	Change	2011	2010	Change
Net sales	$329,009	$295,829	11.2%	$658,597	$614,315	7.2%
Cost of products sold	169,999	148,911	14.2%	335,075	309,955	8.1%

Gross margin	159,010	146,918	8.2%	323,522	304,360	6.3%

Operating expenses:
Research and development	11,732	10,632	10.3%	21,676	20,241	7.1%
Selling, general and administrative	108,064	108,735	-0.6%	217,388	217,411	0.0%
Restructuring charge	2,134	3,649	-41.5%	5,775	7,250	-20.3%

Total operating expenses	121,930	123,016	-0.9%	244,839	244,902	0.0%

Operating income	37,080	23,902	55.1%	78,683	59,458	32.3%

Other income and (expense):
Investment and other income	1,174	1,104	6.3%	1,464	1,153	27.0%
Interest expense	(5,850)	(5,163)	13.3%	(11,537)	(10,325)	11.7%

Income before income taxes	32,404	19,843	63.3%	68,610	50,286	36.4%

Income taxes	8,205	4,842	69.5%	18,130	13,617	33.1%

Net income	$24,199	$15,001	61.3%	$50,480	$36,669	37.7%

Per Class A Nonvoting Common Share:
Basic net income	$0.46	$0.29	58.6%	$0.96	$0.70	37.1%
Diluted net income	$0.46	$0.28	64.3%	$0.95	$0.69	37.7%
Dividends	$0.18	$0.175	2.9%	$0.36	$0.35	2.9%

Per Class B Voting Common Share:
Basic net income	$0.46	$0.29	58.6%	$0.94	$0.68	38.2%
Diluted net income	$0.46	$0.28	64.3%	$0.94	$0.67	40.3%
Dividends	$0.18	$0.175	2.9%	$0.34	$0.33	3.1%

Weighted average common shares outstanding (in thousands):
Basic	52,593	52,370		52,521	52,354
Diluted	53,053	53,096		52,932	53,020

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(Unaudited)
	January 31, 2011	July 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$362,302	$314,840
Accounts receivable — Net	240,173	221,621
Inventories:
Finished products	56,085	52,906
Work-in-process	14,614	13,146
Raw materials and supplies	28,129	28,620

Total inventories	98,828	94,672
Prepaid expenses and other current assets	36,233	37,839

Total current assets	737,536	668,972

Other assets:
Goodwill	781,776	768,600
Other intangible assets, net	98,560	103,546
Deferred income taxes	45,087	39,103
Other	19,673	20,808

Property, plant and equipment:
Cost:
Land	6,331	6,265
Buildings and improvements	103,305	101,138
Machinery and equipment	294,414	289,727
Construction in progress	15,208	9,873

	419,258	407,003

Less accumulated depreciation	278,710	261,501

Property, plant and equipment — net	140,548	145,502

Total	$1,823,180	$1,746,531

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current liabilities:
Accounts payable	$92,696	$96,702
Wages and amounts withheld from employees	52,161	67,285
Taxes, other than income taxes	8,898	7,537
Accrued income taxes	16,603	10,138
Other current liabilities	60,105	50,862
Current maturities on long-term debt	61,265	61,264

Total current liabilities	291,728	293,788

Long-term obligations, less current maturities	387,875	382,940

Other liabilities	66,120	64,776

Total liabilities	745,723	741,504

Stockholders’ investment:
Common stock:
Class A nonvoting common stock — Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 49,105,601 and 48,875,716 shares, respectively	513	513
Class B voting common stock — Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	308,002	304,205
Income retained in the business	750,038	718,512
Treasury stock — 1,845,886 and 2,175,771 shares, respectively of Class A nonvoting common stock, at cost	(56,069)	(66,314)
Accumulated other comprehensive income	79,674	50,905
Other	(4,736)	(2,829)

Total stockholders’ investment	1,077,457	1,005,027

Total	$1,823,180	$1,746,531

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	(Unaudited)
	Six Months Ended
	January 31,
	2011	2010
Operating activities:
Net income	$50,480	$36,669
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,502	27,366
Non-cash portion of restructuring charges	1,714	1,420
Non-cash portion of stock-based compensation expense	6,869	5,156
Gain on the sale of business	(4,394)	—
Deferred income taxes	(4,926)	(4,398)
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	(11,938)	(10,300)
Inventories	(879)	(1,891)
Prepaid expenses and other assets	2,384	(1,585)
Accounts payable and accrued liabilities	(13,792)	12,926
Income taxes	6,589	2,670

Net cash provided by operating activities	57,609	68,033

Investing activities:
Acquisition of business, net of cash acquired	(7,970)	(20,299)
Payments of contingent consideration	(979)	—
Divestiture of business, net of cash retained in business	12,979	—
Purchases of property, plant and equipment	(9,045)	(14,974)
Other	(494)	(570)

Net cash used in investing activities	(5,509)	(35,843)

Financing activities:
Payment of dividends	(18,954)	(18,344)
Proceeds from issuance of common stock	4,909	1,672
Income tax benefit from the exercise of stock options and deferred compensation distribution	359	380

Net cash used in financing activities	(13,686)	(16,292)

Effect of exchange rate changes on cash	9,048	1,530

Net increase in cash and cash equivalents	47,462	17,428
Cash and cash equivalents, beginning of period	314,840	188,156

Cash and cash equivalents, end of period	$362,302	$205,584

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$9,138	$10,313
Income taxes, net of refunds	17,398	10,817
Acquisitions:
Fair value of assets acquired, net of cash	$4,624	$8,829
Liabilities assumed	(1,446)	(2,678)
Goodwill	4,792	14,148

Net cash paid for acquisitions	$7,970	$20,299

Information by regional segment for the three and six months ended January 31, 2011 and 2010 is as follows:

					Corporate
			Asia-	Total	and
(in thousands)	Americas	Europe	Pacific	Region	Eliminations	Total
SALES TO EXTERNAL CUSTOMERS
Three months ended:
January 31, 2011	$136,011	$104,041	$88,957	$329,009	—	$329,009
January 31, 2010	$121,603	$96,614	$77,612	$295,829	—	$295,829

Six months ended:
January 31, 2011	$281,999	$196,091	$180,507	$658,597	—	$658,597
January 31, 2010	$257,842	$190,949	$165,524	$614,315	—	$614,315

SALES GROWTH INFORMATION
Three months ended January 31, 2011:
Base	9.7%	12.4%	6.9%	9.8%	—	9.8%
Currency	0.8%	-6.9%	5.6%	-0.4%	—	-0.4%
Acquisitions/Divestitures	1.4%	2.2%	2.1%	1.8%	—	1.8%

Total	11.9%	7.7%	14.6%	11.2%	—	11.2%

Six months ended January 31, 2011:
Base	6.8%	6.6%	3.1%	5.7%	—	5.7%
Currency	0.8%	-6.9%	5.0%	-0.5%	—	-0.5%
Acquisitions/Divestitures	1.8%	3.0%	1.0%	2.0%	—	2.0%

Total	9.4%	2.7%	9.1%	7.2%	—	7.2%

SEGMENT PROFIT
Three months ended:
January 31, 2011	$31,015	$29,165	$11,524	$71,704	$(5,088)	$66,616
January 31, 2010	$23,546	$25,947	$10,687	$60,180	$(3,683)	$56,497
Percentage increase	31.7%	12.4%	7.8%	19.1%		17.9%

Six months ended:
January 31, 2011	$70,374	$53,226	$28,353	$151,953	$(8,525)	$143,428
January 31, 2010	$56,347	$50,809	$25,814	$132,970	$(6,603)	$126,367
Percentage increase	24.9%	4.8%	9.8%	14.3%		13.5%
NET INCOME RECONCILIATION (in thousands)

	Three months ended:		Six months ended:
	January 31,	January 31,	January 31,	January 31,
	2011	2010	2011	2010
Total profit for reportable segments	$71,704	$60,180	$151,953	$132,970
Corporate and eliminations	(5,088)	(3,683)	($8,525)	(6,603)
Unallocated amounts:
Administrative costs	(27,402)	(28,946)	(58,970)	(59,659)
Restructuring charge	(2,134)	(3,649)	(5,775)	(7,250)
Investment and other income	1,174	1,104	1,464	1,153
Interest expense	(5,850)	(5,163)	(11,537)	(10,325)

Income before income taxes	32,404	19,843	68,610	50,286
Income taxes	(8,205)	(4,842)	(18,130)	(13,617)

Net income	$24,199	$15,001	$50,480	$36,669

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

	Fiscal 2011
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$26,281	$24,199			$50,480
Interest expense	5,687	5,850			11,537
Income taxes	9,925	8,205			18,130
Depreciation and amortization	12,594	12,908			25,502

EBITDA (non-GAAP measure)	$54,487	$51,162	$—	$—	$105,649

	Fiscal 2010
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$21,668	$15,001	$23,695	$21,592	$81,956
Interest expense	5,162	5,163	5,147	5,750	21,222
Income taxes	8,775	4,842	7,193	6,636	27,446
Depreciation and amortization	13,817	13,549	12,910	12,746	53,022

EBITDA (non-GAAP measure)	$49,422	$38,555	$48,945	$46,724	$183,646

(1)
Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.